Exhibit (j)(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 20, 2023, relating to the financial statements and financial highlights of TCW Transform 500 ETF (formerly Engine No. 1 Transform 500 ETF), TCW Transform Systems ETF (formerly Engine No. 1 Transform Climate ETF), and TCW Transform Supply Chain ETF (formerly Engine No. 1 Transform Supply Chain ETF, each a series of TCW ETF Trust (formerly Engine No. 1 ETF Trust), for the year or period ended October 31, 2023, and to the references to our firm under the headings “Fund Service Providers” and “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information. We also hereby consent to the references to our firm in this Registration Statement on Form N-1A of TCW Transform Scarcity ETF under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Milwaukee, Wisconsin

February 27, 2024

C O H E N  &  C O M P A N Y ,  L T D .

800.229.1099   |   866.818.4538 fax   |   cohencpa.com

Registered with the Public Company Accounting Oversight Board